EXHIBIT 99.1

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Ruth Pachman
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Kekst and Company
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Analysts International Corporation to Provide “State of the Company” Update in Letter to Shareholders

Discusses Business Strengths and Strategic Plan to Transform the Company

Minneapolis, March 4, 2008 – Analysts International Corporation (NASDAQ:ANLY) said today it is providing an update on its strategic business plan in a letter being mailed to its shareholders.

The text of the “State of the Company” letter to shareholders from President and Chief Executive Officer Elmer Baldwin follows.

Dear Fellow Shareholders:

Having now been CEO of Analysts International Corporation (AIC) for four months, I believe it is important to give you a current view of the state of the Company, including our challenges and opportunities, our strategy for transformation and our vision for the future. As you will see, we have identified a number of highly-targeted initiatives to refocus the Company, capitalize on our strengths and build value for our shareholders.

My goal is to move Analysts International Corporation into a new era by transforming the Company into a value-driven IT services business that’s focused on the markets and services that will provide the highest return for shareholders. Our fourth quarter financial results provide a window on our forward momentum and early validation of our new direction. I would like to discuss in a bit more detail what we are doing and why we passionately believe we are on the right track.

Our Challenges and Opportunities

My experience over the past 20 years in the IT industry, both as a consultant and as an executive, has taught me that the best companies have a clear direction and a keen focus. I could quickly see that Analysts International Corporation was a classic case of a good company that had lost its way – misguided in certain fundamental business principles, neglectful of its people and over-burdened by its cost structure. AIC pursued growth without clear direction. Simply put, the Company had become more focused on adding volume than on driving value for its clients, its employees and its shareholders.

What impressed me most about the business, however, were the depth, breadth and longevity of the Company’s client base and the highly-qualified employees and consultants. AIC has developed intimate, long-term client relationships and established a strong presence in key metro markets across the US. It is from these existing clients and markets that we expect to deliver improved financial performance in 2008 and beyond.

Even with $360 million in annual revenue, we are still not a large company and we shouldn’t act like one. AIC has tried for too long to be too many things for too many people. Moving forward, we will focus on what we do best: providing value-driven IT services in markets where we truly have a competitive advantage and an opportunity to strengthen our presence. This includes maintaining our best client relationships, investing in our higher-margin businesses and exiting businesses that are not core to our strategy. By reducing the volume of low margin, low value services, we can turn our attention to providing more value and building a more balanced business.

By addressing these areas, I am confident that we will be able to attain sustained profitability (that is, positive net income) in the second half of 2008 and position the Company for long-term success.

Our Plan for Transformation

Our plan is simple and straightforward. It emphasizes the discipline and diligence required to become a value-driven consulting company completely focused on information technology. Let me outline the key components of the plan.

Returning the Company to Sustained Profitability. To instill discipline and align corporate costs with the size of our company, we are taking the following decisive actions:

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Reducing corporate overhead and consolidating back-office administrative and other corporate support functions. We anticipate a $4 million benefit in 2008 as a result of these changes and an annualized benefit of $6 million thereafter.

•	Reducing our facilities expenses by closing 12 administrative office locations and downsizing six additional locations.

•	Imposing strict operating policies and controls throughout the organization to ensure that our costs stay in alignment with our business objectives moving forward.

Focusing on Business Development and Expanding our Services in Key Metro Markets. To improve performance, we seek to expand our services in key metro markets throughout the US where we have a large base of clients and a strong contingent of consultants. Reducing our operating expenses and divesting certain non-core assets will enable us to re-invest in our expansion strategy while at the same time making significant improvements to our profitability. To that end, our plans include:

•	Enhancing and expanding our sales and recruiting teams across the US.

•	Investing in further development of our higher-margin businesses, including strategic staffing and project-based work.

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Expanding our value-added services by launching project-oriented IT consulting practices in some of our largest geographic markets, including, but not limited to, Minnesota, Michigan, Colorado and Kentucky.

•	Expanding our presence in key industry verticals such as health care, manufacturing and state/local government (including the criminal justice system).

Attracting and Retaining Top Talent. This is a people-driven business. In order to be successful, we need the highest quality teams in place working together with a unity of purpose. This is why we are:

•	Hiring billable consultants with elite skills and a strong commitment to deliver excellence. Our consultants are the heart of our business and the key to our long-term success.

•	Investing in sales and recruiting in order to effectively serve our loyal clients.

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Building a high-caliber team to lead our strategic transformation, motivate our employees and return AIC to profitability. We have installed experienced leaders with a proven track record of success in the IT industry. We have also initiated a search for a Chief Financial Officer, who will play a critical role in driving our transformation.

Aligning with our Technology Partners. Our business exists within an ecosystem of suppliers who provide technology to enable the transformation of our clients’ businesses. Our clients are constantly adopting new technologies and new ways of thinking about their business. In close partnership with Microsoft, Cisco and other major partners, we will continue to develop deeper knowledge, more in-depth skills and more value-driven services that, in the end, enable us to better serve our clients.

What You Can Expect from Us

Three words capture my approach to change:  focus, execution and results.

Our plan was developed in collaboration with many people throughout the Company and the leadership team. It is realistic and comprehensive, and it addresses both our strengths and our weaknesses. This is the right plan, at the right time, for AIC.

Although we face uncertain economic times, the market for IT services is strong and growing. We are a significant player in that market, and as a highly-focused, well-managed company, AIC has a bright, profitable future. Although our Company is more than 40 years old, I feel that in some respects our real opportunity is just beginning.

Going forward, it is my top priority to realize this vision and to deliver enduring value to shareholders. I ask for your support in this endeavor and I look forward to updating you on our progress along the way.

Sincerely,

Elmer Baldwin
President & CEO

About Analysts International Corporation

Headquartered in Minneapolis, Analysts International Corporation (ANLY) is a diversified IT services company. With sales and customer support offices in the United States and Canada, Analysts International Corporation provides information technology solutions and staffing services, including: Technology Solutions, which provides network services, infrastructure, application integration, IP telephony and hardware solutions to the middle market; Professional Services, which provides highly skilled, project managers, business analysts, developers and other IT consultants to assist its clients with strategic change; and IT Resources Staffing, which provides best value, best response supply of resources to high-volume clients. For more information, visit www.analysts.com.

Cautionary Statement for the Purpose of Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995

This Press Release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  In some cases, forward-looking statements can be identified by words such as “believe,” “expect,” “anticipate,” “plan,” “potential,” “continue” or similar expressions.  Forward-looking statements also include the assumptions underlying or relating to any of the foregoing statements.  Such forward-looking statements are based upon current expectations and beliefs and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements.  Statements made in the Press Release by the Company, or its President and CEO, Elmer Baldwin, regarding:  (i) returning the Company to sustained profitability (that is, positive net income) in the second half of fiscal year 2008; (ii) our plan to improve operating results by, including but not limited to, decreasing our non-sales overhead costs, consolidating administrative back-offices and their functions, improving our gross margin, expanding business at existing clients and exiting non-core or non-strategic areas of our business; (iii) planned investments in additional sales, recruiting, project management and consulting personnel; (iv) plans to expand our solutions consulting practices in key geographic markets and in certain vertical markets; and (v) our estimate of the annual savings provided by headcount reductions, back-office consolidation and cost-management initiatives, are forward-looking statements. These statements are not guarantees of future performance, involve certain risks, uncertainties and assumptions that are difficult to predict, and are based upon assumptions as to future events that may not prove accurate. Therefore, actual outcomes and results may differ materially from what is expressed herein.  In any forward-looking statement in which the Company or Mr. Baldwin expresses an expectation or belief as to future results, such expectation or belief is expressed in good faith and believed to have a reasonable basis, but there can be no assurance that the statement or expectation or belief will result or be achieved or accomplished. The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements:  (i) the risk that management may not fully or successfully implement planned investments, cost reductions and productivity improvements; (ii) lack of success in or advisability of efforts to capture growth opportunities, including geographic expansion of our solutions service offerings or expansion of more desirable areas of our business; (iii) the risk that we will be unable to exit non-core or less desirable areas of the business in a timely manner or on favorable terms; (iv) market conditions in the IT services industry, including intense competition for billable technical personnel at competitive rates and strong pricing pressures from many of our largest clients and difficulty in identifying, attracting and retaining qualified billable technical personnel; (v) our success at reducing employee-related costs without unduly disrupting the operations of our business; (vi) significant rapid growth or a significant loss in our business or significant lengthening of payment terms with a major client that creates a need for additional working capital; (vii) the occurrence of additional costs for severance-related costs, real-estate consolidation, additional transition costs or expected capital expenditures in 2008; and (viii) and other economic, business, market, financial, competitive and/or regulatory factors affecting the Company’s business generally, including those set forth in the Company’s filings with the SEC, including its Annual Report on Form 10-K for its most recent fiscal year, especially in the Management’s Discussion and Analysis section, its most recent Quarterly Report on Form 10-Q and its Current Reports on Form 8-K. All forward-looking statements included in this Press Release are based on information available to the Company on the date of the Press Release. The Company undertakes no obligation (and expressly disclaims any such obligation) to update forward-looking statements made in the conference call to reflect events or circumstances after the date of the Press Release or to update reasons why actual results would differ from those anticipated in such forward-looking statements.

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